Exhibit 99.1

POSTER P1170	Fluticasone furoate (FF), a novel inhaled corticosteroid (ICS), demonstrates once-daily efficacy in asthma when dosed in the evening

Woodcock A(1), Bleecker ER(2), Bateman ED(3), Busse W(4), Lötvall J(5), Snowise N(6), Forth R(7), Jacques L(6), Haumann B(6)

(1)School of Translational Medicine, University Hospital of Manchester, Manchester, UK; (2)Translational Sciences, Wake Forest University Health Sciences Winston-Salem, USA (3)Department of Medicine, University of Cape Town, Cape Town, South Africa; (4)Department of Medicine, University of Wisconsin, Madison, USA; (5)Krefting Research Centre, Gothenburg, Sweden (6)Respiratory Medicine Development Centre, GlaxoSmithKline, Uxbridge, UK; (7)Respiratory Medicine Development Center, GlaxoSmithKline, North Carolina, USA

ABSTRACT

Introduction: FF (GW685698X) is a novel ICS still active at 24h and under development as an once-daily treatment.

Objectives: To evaluate the efficacy and safety of once- and twice-daily dosing and of morning (AM) and evening (PM) dosing of FF in asthma patients >12 years.

Methods: Multicentre, randomised, double-blind, parallel group, placebo-controlled study to evaluate FF 200mcg twice daily, FF 200mcg and 400mcg once daily in the morning and FF 200mcg and 400mcg once daily in the evening compared with placebo. 652 patients were randomised to 8 weeks of treatment, with a mean age of 45 years, 65% female, baseline mean pre-bronchodilator forced expiratory volume in 1 second (FEV1) mean 67% predicted and 29% mean FEV1 reversibility. The primary endpoint was the mean change from baseline at Week 8 in trough (AM or PM) FEV1.

Results: FF 400mcg once daily in the evening and FF 200mcg twice daily resulted in comparable, placebo-adjusted improvements in PM trough FEV1 after 8 weeks of dosing (240mL and 235mL, respectively). FF 200mcg twice daily resulted in greater improvements in placebo-adjusted AM trough FEV1 than FF 400mcg once daily in the morning after 8 weeks of dosing (315mL and 202mL, respectively). FF was well tolerated in this study with a low incidence of adverse events (AEs), comparable across treatment groups. Urinary cortisol was comparable with placebo for all groups.

Conclusion: Efficacy of FF 400mcg once daily in the evening was comparable with 200mcg twice daily supporting FF as a well tolerated and efficacious once-daily ICS.

INTRODUCTION

•                  ICS are considered the most effective anti-inflammatory treatment for all severities of persistent asthma. Most current ICS formulations for asthma are indicated for twice-daily dosing; however, once-daily treatments offer the advantage of increased convenience with the subsequent potential for improved adherence and asthma control.(1)

•                  FF is a novel ICS, still active 24h after dosing,(2) which is under development for use as the ICS component of a new once-daily ICS/long-acting beta2 agonist combination for treatment of asthma and chronic obstructive pulmonary disease.

OBJECTIVES

•                  To assess the efficacy and tolerability of FF administered using a DISKUSTM/ACCUHALERTM once daily in the morning and evening, or twice daily, in asthma patients aged >12 years and symptomatic on low-dose ICS therapy.

PATIENTS AND METHODS

Study design

•                  This phase IIa, randomised, double-blind, placebo-controlled, parallel group study was conducted at 70 centres in 16 countries around the world.

•                  Patients were randomised to one of six treatments for 8 weeks (Figure 1). All treatments were administered using a DISKUSTM/ ACCUHALERTM.

•                  The study was conducted in accordance with Good Clinical Practice and the principles of the Declaration of Helsinki. Patients provided written informed consent.

Figure 1. Study design.

OD = once daily; BD = twice daily

Eligible patients

•                  Persistent asthma with use of an ICS for >3 months prior to study entry and maintained on a stable dose for 4 weeks prior to study visit 1.

•                  Baseline FEV1 50–80% of predicted normal value during visit 1 and demonstrating >12% and 200mL reversibility of FEV1 within 30min following inhalation of 200–400mcg albuterol/salbutamol aerosol (2–4 puffs) or one nebulised albuterol/salbutamol treatment at visit 1.

•                  All patients had to be able to replace SABAs with albuterol/salbutamol aerosol for use as needed during the study period and to be able to withhold all inhaled short-acting beta sympathomimetic bronchodilators for >6h prior to study visits. (Note: use of nebulised albuterol/salbutamol was not permitted during the study except at visit 1).

Endpoints

•                  The single efficacy endpoint was the mean change from baseline at Week 8 (last assessment on treatment using last observation carried forward [LOCF]) in the trough (morning or evening pre-dose and pre-rescue bronchodilator) FEV1.

•                  Safety endpoints included incidence of AEs (defined using the MedDRA dictionary), oropharyngeal examinations, haematology and clinical chemistry, urinalysis, 24h urinary cortisol excretion, vital signs and withdrawals due to worsening asthma.

RESULTS

•                  In total, 646 patients were included in the ITT population. 126 patients withdrew from the ITT population

•                  in the placebo group, 36% (n=36) of patients withdrew overall (21% lack of efficacy, 13% exacerbation and 2% other [decided to withdraw, AE, non-compliance, lost to follow-up, protocol violation, liver function test abnormality or other reason])

•                  in the FF 200mcg once-daily morning and evening groups, 19% (n=20) and 20% (n=21) of patients, respectively, withdrew overall (10% lack of efficacy, 2% exacerbation, 8% other and 13% lack of efficacy, 3% exacerbation, 5% other, respectively)

•                  in the FF 400mcg once-daily morning and evening groups, 14% (n=15) and 15% (n=17) of patients, respectively, withdrew overall (6% lack of efficacy, 2% exacerbation, 5% other and 8% lack of efficacy, 3% exacerbation, 4% other, respectively)

•                  in the FF 200mcg twice-daily group, 15% (n=17) of patients withdrew overall (12% lack of efficacy, 0 exacerbation and 3% other).

•                  Patient baseline characteristics were similar in the six treatment groups (Table 1).

Table 1. Patient baseline characteristics (ITT population).

FF dose
		200mcg	200mcg	400mcg	400mcg	200mcg
	Placebo	OD/AM	OD/PM	OD/AM	OD/PM	BD
Demographic characteristics	(n=101)	(n=105)	(n=103)	(n=111)	(n=113)	(n=113)
Gender, n (%)
Female	62 (61)	62 (59)	74 (72)	73 (66)	70 (62)	78 (69)
Age (years), mean	44.4	45.0	43.7	46.9	45.0	45.6
Race, n (%)
White	60 (60)	67 (64)	67 (66)	74 (67)	75 (68)	76 (67)
Asian	16 (16)	14 (13)	15 (15)	16 (15)	15 (14)	17 (15)
Other	24 (24)	23 (22)	20 (20)	20 (18)	21 (19)	20 (18)
Asthma history, n (%)
<6 month	0	0	0	1 (<1)	0	1 (<1)
>6 months to <1 year	3 (3)	1 (<1)	3 (3)	1 (<1)	3 (3)	2 (2)
>1 to <5 years	16 (16)	12 (11)	19 (18)	14 (13)	19 (17)	17 (15)
>5 to <10 years	24 (24)	26 (25)	26 (25)	30 (27)	24 (21)	35 (31)
>10 years	58 (57)	66 (63)	55 (53)	65 (59)	67 (59)	58 (51)
Lung function, mean
Pre-bronchodilator FEV1, L	1.966	1.969	1.986	1.931	1.995	1.976
% predicted FEV1 (%)	66.37	66.52	68.24	67.23	67.69	68.14
% reversibility FEV1 (%)	30.16	29.25	29.29	27.94	30.90	26.32

Efficacy (ITT population)

•                  There were statistically significant improvements in trough FEV1 with each FF treatment group compared with placebo (Figure 2, Table 2).

•                  FF 400mcg once daily dosed in the evening showed similar placebo-adjusted improvements in evening trough FEV1 at Week 8 versus FF 200mcg twice daily (240mL vs 235mL).

Figure 2. Adjusted treatment difference in trough FEV1 (L) (LOCF; ITT population).

CI = confidence interval

Table 2. Change from baseline in trough FEV1 (L) (LOCF) at Week 8, by PM versus AM FEV1 and treatment group (ITT population).

		FF dose
Week 8 PM FEV1	Placebo (n=101)	200mcg OD (n=103)	400mcg OD (n=113)	200mcg BD (n=113)
Trough FEV1 (n)	77	92	103	100
LSM	2.198	2.322	2.438	2.432
LSM change (SE)	0.084 (0.0458)	0.208 (0.0437)	0.324 (0.0398)	0.319 (0.0411)
Difference from placebo	—	0.124	0.240	0.235
95% CI	—	0.010-0.238	0.129-0.351	0.123-0.346
p value	—	0.033	<0.001	<0.001

		FF dose
Week 8 AM FEV1	Placebo (n=101)	200mcg OD (n=105)	400mcg OD (n=111)	200mcg BD (n=113)
Trough FEV1 (n)	85	100	106	102
LSM	2.029	2.203	2.230	2.344
LSM change (SE)	0.053 (0.0434)	0.228 (0.0389)	0.255 (0.0397)	0.368 (0.0400)
Difference from placebo	—	0.174	0.202	0.315
95% CI	—	0.067-0.282	0.096-0.307	0.208-0.421
p value	—	0.002	<0.001	<0.001

LSM = least square mean; SE = standard error

•                  FF 400mcg once daily dosed in the morning produced a smaller improvement in placebo-adjusted trough morning FEV1 at Week 8 than FF 200mcg twice daily (202mL vs 315mL).

•                  A >200mL increase in trough FEV1 versus placebo was seen with FF 400mcg once daily dosed morning or evening and with FF 200mcg twice daily, but not with the two FF 200mcg once-daily groups.

•                  Week 8 morning and evening FEV1 responses for each treatment group are shown in Figure 3.

Figure 3. Comparison of AM and PM FEV1 at Week 8 following once-daily dosing in the PM or AM, or twice-daily dosing (ITT population).

Safety

•                  FF treatment was well tolerated, with a similar incidence of on-treatment AEs in the placebo (28%) and FF treatment groups (31–39%).

•                  The most common AEs are listed in Table 3. The frequency of AEs did not appear to be related to FF dose.

•                  Of four serious AEs reported (two during and two post-treatment), only one case of angioedema in the FF 200mcg once-daily morning group was considered to be possibly related to study treatment; the three other serious AEs were recurrent paroxysm of atrial fibrillation (FF 400mcg once-daily morning group), and cerebrovascular accident and spontaneous abortion (both FF 200mcg twice-daily group). Eleven patients withdrew due to AEs (three on FF 200mcg once-daily morning dosing, one on 200mcg once-daily evening, three on 400mcg once-daily morning, three on 400mcg once-daily morning and one on FF 200mcg twice-daily).

•                  There were no safety concerns with regard to vital signs, oropharyngeal examinations, or laboratory parameters. Oral candidiasis (coded as oral candidiasis, oropharyngeal candidiasis or candidiasis) occurred at an incidence of 0–4% across all treatment arms.

•                  The incidence of asthma exacerbations was low with FF treatment (<1–4% vs 14% for placebo).

•                  24h urinary cortisol excretion ratios (Week 8/baseline) were similar for all FF treatment groups (range 0.78–1.03) and placebo (0.87), between morning and evening dosing, and between once- and twice-daily dosing.

Table 3. Most common on-treatment AEs (>3% incidence in any treatment group; ITT population).

		FF dose
AEs, n (%)	Placebo (n=101)	200mcg OD/AM (n=105)	200mcg OD/PM (n=103)	400mcg OD/AM (n=111)	400mcg OD/PM (n=113)	200mcg BD (n=113)
Patients with any AE	28 (28)	36 (34)	32 (31)	43 (39)	35 (31)	38 (34)
Headache	6 (6)	8 (8)	7 (7)	10 (9)	7 (6)	9 (8)
Nasopharyngitis	4 (4)	8 (8)	8 (8)	3 (3)	7 (6)	6 (5)
Bronchitis	2 (2)	1 (<1)	3 (3)	4 (4)	4 (4)	0
Pharyngolaryngeal pain	1 (<1)	2 (2)	3 (3)	2 (2)	1 (<1)	3 (3)
Upper respiratory tract infection	2 (2)	3 (3)	2 (2)	2 (2)	1 (<1)	1 (<1)
Dysphonia	0	1 (<1)	1 (<1)	1 (<1)	2 (2)	3 (3)
Rhinitis	0	4 (4)	1 (<1)	0	1 (<1)	2 (2)
Rhinitis allergic	1 (<1)	2 (2)	3 (3)	0	0	1 (<1)
Dizziness	0	3 (3)	0	2 (2)	1 (<1)	0
Influenza	2 (2)	0	1 (<1)	3 (3)	0	0
Pharyngitis	4 (4)	2 (2)	0	0	0	0
Respiratory tract infection	0	1 (<1)	0	3 (3)	1 (<1)	0

CONCLUSIONS

•                  Once-daily treatment with FF 400mcg dosed in the evening or morning showed clinically and statistically significant improvements in trough FEV1 (>200mL).

•                  FF 400mcg administered in the morning provided a smaller improvement in efficacy compared with FF 200mcg twice daily.

•                  FF 400mcg administered in the evening provided similar efficacy to FF 200mcg twice daily.

•                  The data support FF as an effective and well-tolerated once-daily ICS for patients with mild-to-moderate asthma.

REFERENCES

(1)          Price D, et al. BMC Pulm Med 2010;10:1.

(2)          van den Berge M, et al. Allergy 2010. Epub ahead of print.

ACKNOWLEDGEMENTS

•                  This study was sponsored by GlaxoSmithKline (ClinicalTrials.gov: NCT00398645; protocol number: FFA106783).

•                  Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by Anna Ireland at Gardiner-Caldwell Communications and was funded by GlaxoSmithKline.

Presented at the Annual Conference of the European Respiratory Society (ERS), Barcelona, Spain, 18–22 September 2010